Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:
April 30, 2009	Pfeiffer High Investor Relations, Inc.
Geoff High
303-393-7044

DYNAMIC MATERIALS REPORTS FIRST QUARTER FINANCIAL RESULTS

Q1 EPS Reported at $0.38 on Sales of $49.8 million

BOULDER, Colo. — April 30, 2009 — Dynamic Materials Corporation (DMC) (Nasdaq: BOOM), the world’s leading provider of explosion-welded clad metal plates, today reported financial results for its first fiscal quarter ended March 31, 2009.

First quarter sales were $49.8 million versus $58.4 million in the comparable quarter a year ago. Approximately 42% of the sales decline was related to changes in currency exchange rates.  Gross margin increased to 31% from 30% in the 2008 first quarter.  Income from operations was $8.3 million versus $9.4 million in the year-ago first quarter, and net income was $4.9 million, or $0.38 per diluted share, versus net income of $5.2 million, or $0.41 per diluted share, in the 2008 first quarter.

Adjusted EBITDA for the first quarter was $11.5 million versus $13.5 million in prior-year first quarter.  Adjusted EBITDA is a non-GAAP (generally accepted accounting principle) financial measure used by management to measure operating performance.  See additional information about adjusted EBITDA at the end of this news release.

Explosive Metalworking

First quarter sales at DMC’s Explosive Metalworking segment were $43.5 million versus sales of $51.6 million in last year’s first quarter.  Operating income was $9.4 million versus $10.0 million in the comparable year-ago period.  Adjusted EBITDA was $10.9 million versus $12.4 million in the first quarter of 2008. The Explosive Metalworking segment finished the quarter with an order backlog of $74 million versus $97 million at December 31, 2008.

Oilfield Products

First quarter sales at DMC’s Oilfield Products segment were $4.0 million versus $4.5 million in the same quarter last year. The segment reported an operating loss of $694,000 versus an operating loss of $565,000 in the first quarter a year ago.  First quarter adjusted EBITDA was $154,000 versus $418,000 in the comparable prior-year quarter.

AMK Welding

First quarter sales at DMC’s AMK Welding segment were $2.3 million versus $2.3 million in the same quarter last year.  Operating income was $375,000 versus $637,000 in the comparable quarter last year, while adjusted EBITDA was $489,000 versus $745,000 in the comparable year-ago quarter.

Management Commentary

“Our first quarter financial results were on the high side of our expectations, thanks primarily to a strong performance by our U.S. explosion welding business,” said Yvon Cariou, president and CEO.  “Our sales teams have been active processing quote requests associated with a broad spectrum of large order opportunities.  However, as evidenced by the dip in our explosion welding order backlog, there has been a marked slowdown in the transition of quotes into firm bookings.

“It appears that factors ranging from project financing limitations, to re-budgeting efforts, to a general ‘wait-and-see’ approach to major capital expenditures and the economy as a whole have converged to negatively impact our explosion welding order flow.  We nevertheless are optimistic that a large portion of the orders we are pursuing — many of which are directly related to important international infrastructure projects — will ultimately move forward.  A recent letter-of-intent for a sizeable hydrometallurgy project we have been pursuing was an encouraging sign of progress.   We also believe we could see an improvement later this year in order flow at our Oilfield Products business, which historically has experienced a slow first quarter, but is currently pursuing an array of international new business opportunities.  In the meantime, we are taking a conservative approach to our company-wide capital expenditures and are maintaining a tight rein on operational costs.”

Cariou said that DMC is currently bidding on a select number of specific projects that represent significant revenue opportunities, but could have lower-than-normal contribution margins.  “While these prospective orders may not be as profitable as many of our traditional large contracts, they could expand our presence in the strategically important Middle Eastern region, where we are attempting to build market share.”

Cariou added, “Our end-market development efforts in the transportation, nuclear power, defense and alternative energy sectors all are proceeding as planned.”

Rick Santa, chief financial officer, said management expects second quarter sales will be 10% to 14% below the first quarter, while second quarter gross margin is expected to be in a range of 27% to 29%.  Due to the recent slowdown in order volume and continued uncertainty associated with macro-economic conditions, management is now forecasting that revenue for fiscal 2009 will decline between 17% and 23% versus fiscal 2008. The Company’s prior forecast was for a year-over-year revenue decline in a range of 12% and 20%.   Full-year gross margin is expected to be between 27% and 29%, and as previously forecast, the Company’s full-year tax rate is expected to be between 30% and 32%.

Conference call information

Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain).  Investors are invited to listen to the call live via the Internet at www.dynamicmaterials.com, or by dialing into the teleconference at 866-394-8610 (706-758-0876 for international callers) and entering the passcode 95457533.  Participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 30 days and a telephonic replay will be available through May 4, 2009, by calling 800-642-1687 (706-645-9291 for international callers) and entering the passcode 95457533.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and the company’s ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About Dynamic Materials Corporation

Based in Boulder, Colorado, Dynamic Materials Corporation is a leading international metalworking company.  Its products, which are typically used in industrial capital projects, include explosion-welded clad metal plates and other metal fabrications for use in a variety of industries, including oil and gas, petrochemicals, alternative energy, hydrometallurgy, aluminum production, shipbuilding, power generation, industrial refrigeration and similar industries.  The Company operates three business segments: Explosive Metalworking, which uses proprietary explosive processes to fuse different metals and alloys; Oilfield Products, which manufactures, markets and sells specialized explosive components and systems used to perforate oil and gas wells; and AMK Welding, which utilizes various technologies to weld components for use in power-generation turbines, as well as commercial and military jet engines. For more information, visit the Company’s websites at http://www.dynamicmaterials.com and http://www.dynaenergetics.de.

Safe Harbor Language

Except for the historical information contained herein, this news release contains forward-looking statements, including our guidance for second quarter and full-year 2009 revenue, margins and tax rates, as well as the successful conversion by our explosion welding business of a large portion of prospective orders into bookings, a near-term improvement in order flow and our Oilfield Products business and our entry into a new end market that could ultimately be very meaningful to our future revenue growth, all of which involve risks and uncertainties.  These risks and uncertainties include, but are not limited to, the following: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the size and timing of customer orders and shipments; fluctuations in customer demand; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timely receipt of government approvals and permits; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company’s SEC reports, including the report on Form 10-K for the year ended December 31, 2008.

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DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

(Dollars in Thousands, Except Share Data)

(unaudited)

	Three months ended March 31,
	2009	2008
NET SALES	$49,759	$58,393

COST OF PRODUCTS SOLD	34,431	40,682
Gross profit	15,328	17,711

COSTS AND EXPENSES:
General and administrative expenses	3,526	3,119
Selling expenses	2,324	2,841
Amortization expense of purchased intangible assets	1,183	2,361
Total costs and expenses	7,033	8,321

INCOME FROM OPERATIONS	8,295	9,390

OTHER INCOME (EXPENSE):
Other expense	(117)	(149)
Interest expense	(902)	(1,279)
Interest income	65	239
Equity in earnings (losses) of joint ventures	(49)	16
INCOME BEFORE INCOME TAXES	7,292	8,217

INCOME TAX PROVISION	2,376	2,972

NET INCOME	$4,916	$5,245

INCOME PER SHARE:
Basic	$0.38	$0.42
Diluted	$0.38	$0.41

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -
Basic	12,527,452	12,377,019
Diluted	12,569,879	12,521,736

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	March 31, 2009	December 31, 2008
	(unaudited)
ASSETS

Cash and cash equivalents	$16,278	$14,360
Accounts receivable, net	36,545	34,719
Inventories	36,497	35,300
Other current assets	5,671	6,670

Total current assets	94,991	91,049

Property, plant and equipment, net	39,256	40,457
Goodwill, net	40,176	43,066
Purchased intangible assets, net	47,773	52,264
Other long-term assets	2,651	2,750

Total assets	$224,847	$229,586

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$16,863	$15,402
Accrued income taxes	2,026	846
Other current liabilities	10,472	15,049
Lines of credit - current	1,429	—
Current portion of long-term debt	10,316	14,450

Total current liabilities	41,106	45,747

Lines of credit	2,800	—
Long-term debt	44,935	46,178
Deferred tax liabilities	15,292	16,833
Other long-term liabilities	2,085	2,326
Stockholders’ equity	118,629	118,502

Total liabilities and stockholders’ equity	$224,847	$229,586

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

(Dollars in Thousands)

(unaudited)

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,916	$5,245
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation (including capital lease amortization)	1,267	1,113
Amortization of purchased intangible assets	1,183	2,361
Amortization of capitalized debt issuance costs	69	60
Stock-based compensation	798	664
Deferred income tax benefit	(605)	(1,174)
Equity in earnings of joint ventures	49	(16)
Change in working capital, net	(4,440)	(1,004)

Net cash provided by operating activities	3,237	7,249

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(1,170)	(2,361)
Change in other non-current assets	8	15

Net cash used in investing activities	(1,162)	(2,346)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on syndicated credit agreement	(3,862)	—
Borrowings on lines of credit, net	4,215	3,665
Payments on long-term debt	(233)	(265)
Payments on capital lease obligations	(71)	(105)
Payment of deferred debt issuance costs	(19)	(125)
Net proceeds from issuance of common stock	236	93
Excess tax benefit related to stock options	57	—
Other cash flows from financing activities	—	16

Net cash provided by financing activities	323	3,279

EFFECTS OF EXCHANGE RATES ON CASH	(480)	383

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,918	8,565

CASH AND CASH EQUIVALENTS, beginning of the period	14,360	9,045

CASH AND CASH EQUIVALENTS, end of the period	$16,278	$17,610

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Dollars in thousands)

	Three months ended March 31,
	2009	2008
	(unaudited)

Explosive Metalworking Group	$43,472	$51,644
Oilfield Products	4,034	4,450
AMK Welding	2,253	2,299

Net sales	$49,759	$58,393

Explosive Metalworking Group	$9,412	$9,982
Oilfield Products	(694)	(565)
AMK Welding	375	637
Unallocated expenses	(798)	(664)

Income from operations	$8,295	$9,390

	For the three months ended March 31, 2009
	Explosive Metalworking Group	Oilfield Products	AMK Welding	Unallocated Expenses	Total
	(unaudited)

Income from operations	$9,412	$(694)	$375	$(798)	$8,295
Adjustments:
Stock-based compensation	—	—	—	798	798
Depreciation	924	229	114		1,267
Amortization of purchased intangibles	564	619	—	—	1,183

Adjusted EBITDA	$10,900	$154	$489	$—	$11,543

	For the three months ended March 31, 2008
	Explosive Metalworking Group	Oilfield Products	AMK Welding	Unallocated Expenses	Total
	(unaudited)

Income from operations	$9,982	$(565)	$637	$(664)	$9,390
Adjustments:
Stock-based compensation	—	—	—	664	664
Depreciation	731	274	108	—	1,113
Amortization of purchased intangibles	1,652	709	—	—	2,361

Adjusted EBITDA	$12,365	$418	$745	$—	$13,528

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Dollars in thousands)

	Three months ended March 31,
	2009	2008
	(unaudited)

Net income	$4,916	$5,245
Interest expense	902	1,279
Interest income	(65)	(239)
Provision for income taxes	2,376	2,972
Depreciation	1,267	1,113
Amortization of purchased intangible assets	1,183	2,361

EBITDA	10,579	12,731
Stock-based compensation	798	664
Other expense	117	149
Equity in earnings (losses) of joint ventures	49	(16)

Adjusted EBITDA	$11,543	$13,528